EXHIBIT 99.1

Ur-Energy Provides 2023 Q4/YE Operations Update

Littleton, Colorado (ACCESSWIRE – January 29, 2024) Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (“Ur-Energy” or the “Company”) is pleased to provide the following update on 2023 Q4 and Year-end uranium sales and production operations at Lost Creek.

Lost Creek Production Operations

Ramp-up at Lost Creek in 2023 led to operation of the first two new header houses in Mine Unit 2 (MU2). Our Q4 production figures reflect the progress made in wellfield operations: in 2023, we captured approximately 103,487 pounds U3O8, of which 68,448 pounds U3O8 were captured in Q4. The average production grade in Q4 was 93.9 mg/l.

Wellfield development continues with header house-specific wells being completed. All delineation drilling throughout the remaining eight planned production areas in MU2 is finished. We have 11 drill rigs onsite with plans to mobilize additional rigs in the coming weeks.

As previously disclosed, the restart at Lost Creek encountered challenges. Commissioning new production areas and recommissioning plant operations, not unexpectedly, come with unique start-up issues. The recovery of U3O8 in MU2 and the restart of plant operations have been no exception. As the plant was being recommissioned, we encountered equipment issues that temporarily reduced plant throughput. The equipment issues have been or are being addressed, and plant operations will be returning to anticipated production rates.

The staffing of Lost Creek’s current 65+ onsite positions is complete, and we are experiencing greater retention, which fosters more thorough training. We are seeing steady improvement in production activities as our growing core staff have more time on the job. The Wyoming labor market has similarly affected our contractors. Certain labor and contractor/vendor challenges may continue.

While the record-setting winter of 2022-2023 is behind us, the ways in which it affected our recruitment, training and restart of operations continue to be felt, but are being overcome. More positively, conditions to date this winter have permitted construction and development activities to progress without significant hindrance or weather delay.

We have benefitted from our advance ordering and recycling of equipment at Lost Creek while supply chain disruption continues to be a global industry issue. We will continue to order equipment and materials well in advance and remain aware of fluctuating lead times for critical items.

John Cash, Ur-Energy’s CEO and Chairman of the Board stated, “The world has finally recognized the critical role nuclear energy plays in providing baseload power to support energy security and decarbonization goals. We are pleased to be one of the few publicly traded companies that is commercially mining uranium and expanding our production capacity to sell into a rapidly expanding market. The foresight of our directors and years of hard work by our staff have put us in this unique position and we are excited to continue advancing production in the great State of Wyoming.”

Sales of Uranium and Sales Agreements

During 2023, we sold 280,000 pounds U3O8 from existing inventory for $17.3 million. At December 31, 2023, we had cash and cash equivalents of $59.7 million. Our sales in 2024 are projected at 570,000 pounds U3O8 into contracts that were put in place in 2022 when the long-term price was well below $60 per pound. We look forward to delivering our product into these commitments from existing inventory and new production.

As disclosed in Q4, we are advancing agreements to signature with three companies in the global nuclear industry for additional sales commitments over a five-year period beginning in 2026, with an option under one agreement for the buyer to extend its purchase commitments for three additional years, until 2033. (See October 19, 2023 Ur-Energy News Release).

Shirley Basin Project

As announced in October 2023, we are advancing Shirley Basin toward construction and operations. While a “go” decision has not been made, procurement of long-lead items for the Shirley Basin Project has been initiated and detailed planning for other development and construction activities is in progress. We currently estimate it will take approximately 24 months to complete procurement, development, and construction activities of the satellite facility and its associated first mine unit to initiate production following a “go” decision. This estimate is based on the longer lead times we are seeing for critical equipment; especially for electrical equipment. Shirley Basin is fully permitted and construction ready with a licensed wellfield capacity of one million pounds U3O8 per year.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 2.8 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy now has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is in the process of obtaining remaining amendments to Lost Creek authorizations for expansion of Lost Creek. Ur‑Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, Chairman, CEO & President

720-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain "forward-looking statements" within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., the ability to continue with our ramp-up of compliant production operations at Lost Creek in a safe and timely manner; whether current staffing and contractors, including drillers, at Lost Creek are at sufficient levels and retention and training continue to improve; what effects winter weather conditions will have on operations; our ability to timely deliver into our sales commitments; whether all pending contracts for sales will be completed and when we will secure additional sales agreements; whether we will encounter supply chain delays; the timing for a ‘go’ decision for construction and operation of Shirley Basin, and the timing to complete the buildout) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedarplus.ca and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management's beliefs, expectations or opinions that occur in the future.